UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 9, 2012

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.*

On July 11, 2012, Callaway Golf Company issued a press release captioned “Callaway Golf Company Announces Cost-Reduction Initiatives; Provides Preliminary Second Quarter/First Half 2012 Results; and Provides Revised Full Year Guidance.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 11, 2012, the Company announced that it was implementing cost-reduction initiatives. These initiatives are designed to streamline and simplify the Company’s organizational structure and change the manner in which the Company approaches and operates its business. The actions include a 12% reduction in workforce that impacts all regions and levels of the organization and include greater focus on the Company’s core product lines by licensing to third parties the rights to develop, manufacture and distribute certain non-core product lines (e.g. apparel and footwear). These initiatives are estimated to yield approximately $52 million in annualized savings.

The total charges related to these initiatives are estimated to be $36 -$42 million, with almost all of such charges expected to be incurred over the next twelve months. The total charges relate to Workforce Reductions ($14-$15 million); Asset Write-Offs ($15-$17 million); and Transition Costs ($7-$10 million). Transition Costs include charges incurred in transitioning to licensing arrangements for certain non-core product lines and changes related to the Company’s manufacturing facilities. Approximately $17-$20 million of the total charges is expected to result in cash expenditures.

Disclaimer: Statements relating to the cost-reduction initiatives discussed above, including the estimated savings and charges associated with these initiatives, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The estimates included in this report reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from actual results if the information on which the estimates were based proves to be incorrect or incomplete, or as a result of subsequent changes in the initiatives or unexpected delays, difficulties, or changes in costs in implementing the initiatives. Except as required by law, the Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 9, 2012, the Company eliminated the position of Senior Vice President, Americas. As a result, effective July 9, 2012, Joseph Urzetta’s employment with the Company was terminated.

Item 9.01 Financial Statements and Exhibits.*

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated July 11, 2012, captioned “Callaway Golf Company Announces Cost-Reduction Initiatives; Provides Preliminary Second Quarter/First Half 2012 Results; and Provides Revised Full Year Guidance.”

*	The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: July 13, 2012	By:	/s/ BRIAN P. LYNCH
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated July 11, 2012, captioned “Callaway Golf Company Announces Cost-Reduction Initiatives; Provides Preliminary Second Quarter/First Half 2012 Results; and Provides Revised Full Year Guidance.”